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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 6, 2003
                                                  --------------------------

                               NEON Systems, Inc.
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             (Exact name of registrant as specified in its charter)

     Delaware                           0-25457                 76-0345839
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(State or other jurisdiction          (Commission              (IRS Employer
of incorporation)                     File Number)           Identification No.)

       14100 Southwest Freeway, Suite 500, Sugar Land, Texas          77478
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        (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (281) 491-4200
                                                    ---------------------------

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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

On March 7, 2003, NEON announced in a press release attached hereto as Exhibit
99.1 that it has undergone a corporate-wide reorganization of its business to focus on its core Shadow product line. In connection with this reorganization and in response to the changing economic outlook, NEON undertook a reduction in force of approximately 26% of its overall employee base. In connection with such reorganization, NEON will incur employee severance and other restructuring charges in the fiscal quarter ending March 31, 2003.

NEON also announced on March 7, 2003 that beginning March 6, 2003, Louis R. Woodhill had resigned from his positions as President, Chief Executive Officer, and as a member of the Board of Directors of NEON. The NEON Board of Directors appointed Mark Cresswell to serve as President and Chief Operating Officer of the Company. Mr. Woodhill entered into a Separation Agreement with NEON which provides that in consideration of Mr. Woodhill's agreement to provide an orderly transition of management and his general release of NEON from any possible liability arising out of his resignation from employment, NEON would (i) pay him severance in the amount of six-months base salary ($225,000) and (ii) agree to extend the expiration date on his 124,999 vested options from 90 days after termination of employment to March 5, 2005. The Separation Agreement is attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

     (c)   Exhibits.

     99.1  Press Release dated March 7, 2003

     99.2  Separation Agreement between Louis R. Woodhill and NEON

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 7, 2003                NEON SYSTEMS, INC.



                                         /s/ Brian D. Helman
                                      --------------------------------------
                                      Brian D. Helman,
                                      Chief Financial Officer